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                                                                     EXHIBIT 5.1




                   SALANS HERTZFELD HEILBRONN CHRISTY & VIENER
                                620 FIFTH AVENUE
                               NEW YORK, NY 10020
                                 (212) 632-5500




                                                              November 24, 1999

Sensormatic Electronics Corporation
951 Yamato Road
Boca Raton, Florida 33431

       Re: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as general counsel to Sensormatic Electronics Corporation, a Delaware corporation (the "Corporation"), in connection with the
preparation of a Registration Statement on Form S-8 (File No. 333-      ) (the
"Registration Statement") being filed under the Securities Act of 1933 for the registration by the Corporation of shares of the Corporation's Common Stock (the "Shares") issuable upon exercise of options which have been or may be granted under the Corporation's 1999 Stock Incentive Plan (the "Plan").

         As counsel to the Corporation, we have examined and are familiar with the Corporation's Restated Certificate of Incorporation and By-Laws, its corporate proceedings taken in connection with the Plan, and such certificates of public officials and such other corporate records and other documents as we have deemed necessary in rendering this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Corporation is duly incorporated, validly existing and in good stand ing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and, upon issuance in accordance with the terms of the Plan and the awards or options granted thereunder, will be legally issued, fully paid and nonassessable.





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         We consent to being named in the Registration Statement as attorneys who have passed upon legal matters in connection with the Shares and we consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                                  Very truly yours,



                                                  /s/ SALANS HERTZFELD HEILBRONN
                                                       CHRISTY & VIENER